Exhibit 10.2
THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S 2001 EQUITY-BASED COMPENSATION PLAN AND THIS AGREEMENT IS ENTERED INTO PURSUANT THERETO.
ODYSSEY HEALTHCARE, INC.
2001 EQUITY-BASED COMPENSATION PLAN
MANAGEMENT
STOCK OPTION AGREEMENT
     This Agreement is made and entered into as of the Grant Date (as defined below) by and between Odyssey HealthCare, Inc., a Delaware corporation (the “Company”) and Robert A. Lefton (the “Optionee”):
     WHEREAS, the Company in order to induce you to enter into and continue in service to the Company and to contribute to the success of the Company, agrees to grant you an option to acquire a priority interest in the Company through the purchase of shares of stock of the Company;
     WHEREAS, the Company adopted the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant stock options to certain employees and directors of the Company;
     WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this common stock option agreement (the “Agreement”) as if fully set forth herein; and
     WHEREAS, you desire to accept the option created pursuant to the Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
     1. The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of October 11, 2005 (“Grant Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services for the Company, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of 500,000 shares of the Company’s Common Stock, $.001 par value (the “Option Shares”), at the Exercise Price (as hereinafter defined). As used herein, the term “Exercise Price” shall mean a price equal to $15.55 per share, subject to the adjustments and limitations set forth herein and in the Plan. The Exercise Price as of the Grant Date shall not be less than the Fair Market Value of the Company’s Common Stock. To the extent allowed by law, the Option granted hereunder is intended to constitute an Option which is designed pursuant to section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); however, you should consult with your tax advisor concerning the proper reporting of any federal, state or local tax liability that may arise as a result of the grant or exercise of the Option.

     2. Exercise.
          (a) For purposes of this Agreement, the Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.” The Option shall in all events terminate at the close of business on the tenth (10) anniversary of the date of this Agreement. Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments as follows:

On or After Each of the Following	Cumulative Percentage of Shares as
Vesting Dates	to Which Option is Exercisable
First Anniversary of the Grant Date	25%
Second Anniversary of the Grant Date	50%
Third Anniversary of the Grant Date	75%
Fourth Anniversary of the Grant Date	100%
     Option Shares shall constitute Vested Shares once they are exercisable.
          (b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.
          (c) Notwithstanding any other provision of this Agreement as of the business day immediately preceding a Change in Control all Nonvested Shares shall become Vested Shares.
          (d) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business. Exercise of the Option shall be made by delivery to the Company by you (or other person entitled to exercise the Option as provided hereunder) of (i) an executed “Notice of Exercise of Common Stock Option and Record of Common Stock Transfer,” in the form attached hereto as Exhibit A and incorporated herein by reference, and (ii) payment of the aggregate purchase price for shares purchased pursuant to the exercise.
          (e) Payment of the Exercise Price may be made, with the consent of the Committee, (i) in cash, by certified or official bank check or by wire transfer of immediately available funds, (ii) by delivery to the Company of a number of shares of Stock having a fair market value as of the date of exercise equal to the Exercise Price, or (iii) by net issue exercise, pursuant to which the Company will issue to you a number of Option Shares as to which the Option is exercised, less a number of shares with a fair market value as of the date of exercise, as determined in good faith by the Committee, equal to the Exercise Price.

          (f) In the event that you shall cease to be employed by the Company or any Subsidiary or parent thereof for any reason other than as a result of a Cause termination, your death or your “disability” (within the meaning of section 22(e)(3) of the Code), the Option may only be exercised within 90 days (one year with respect to that portion of the Option, if any, that is reclassified as a Nonstatutory Option pursuant to Section 22(d) of this Agreement) after the date on which you ceased to be so employed, and only to the same extent that you were entitled to exercise the Option on the date on which you ceased to be so employed and had not previously done so.
          (g) In the event that you shall cease to be employed by the Company or any Subsidiary or parent thereof due to a Cause termination, no portion of the Option shall continue to be exercisable as of your date of termination.
          (h) In the event that you shall cease to be employed by the Company or any Subsidiary or parent thereof by reason of “disability” (within the meaning of section 22(e)(3) of the Code), the Option may only be exercised within one year after the date you ceased to be so employed, and only to the same extent that you were entitled to exercise the Option on the date on which you ceased to be so employed by reason of such disability and had not previously done so.
          (i) In the event that you shall die while employed by the Company or any Subsidiary or parent thereof, the Option may be exercised at any time prior to its termination as provided in Section 2(a). In such event, the Option may be exercised during such period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.
          (j) If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Option Shares will be limited to the extent to which those rights were earned or vested when the leave or absence began.
          (k) The terms and provisions of the employment agreement, if any, between you and the Company or any Subsidiary (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference. Notwithstanding the foregoing provisions of this Section 2, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.
     3. Transferability.
          The Option, and any rights or interests therein will be transferable by you only by will or the laws of descent and distribution; provided, however, that with respect to that portion of the Option, if any, that is reclassified as a Nonstatutory Option pursuant to Section 22(d) of this Agreement, the Committee, in its discretion, may allow the Option to be transferable or assignable if such transfer or assignment complies with the rules promulgated in connection with a Form S-8 registration statement, and provided further that a transfer which is only allowed subject to the Committee’s approval may only be made to a Permitted Transferee or subject to a domestic relations order entered or approved by a court of competent jurisdiction.
     4. Registration. From time to time, the Board and appropriate officers of the Company shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Common Stock available for issuance pursuant to the exercise of Options and subsequent lapse of restrictions.
     5. Withholding Taxes. The Committee may, in its discretion, require you to pay to the Company at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option. In connection with such an event requiring tax withholding, you may (a) direct the Company to withhold from the shares of Common Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ fair market value as of the date of exercise; (b) deliver to the Company sufficient shares of Common Stock (based upon the fair market value as of the date of such delivery) to satisfy the Company’s tax withholding obligation, which tax withholding obligation is based on the shares’ fair market value as of the date of exercise; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use a Common Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny your request to satisfy withholding obligations through Common Stock instead of cash. In the event the Committee subsequently determines that the aggregate fair market value (as determined above) of any shares of Common Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.
     6. Adjustments. The terms of the Option shall be subject to adjustment from time to time, in accordance with the following provisions:
          (a) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Common Stock split, by the issuance of a distribution on Common Stock payable in Common Stock or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, then (i) the number of shares of Common Stock (or other kind of securities) that may be acquired under the Option shall be increased proportionately and (ii) the price (including exercise price) for each share of Common Stock (or other kind of shares or securities) subject to then outstanding Options shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Options remain exercisable or subject to restrictions.
          (b) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Common Stock split or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, (i) the number of shares of Common Stock (or other kind of shares or securities) that may be acquired under the Option shall be decreased proportionately and (ii) the price (including exercise price)

for each share of Common Stock (or other kind of shares or securities) subject to then outstanding Options shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Options remain exercisable or subject to restrictions.
          (c) Whenever the number of shares of Common Stock subject to the Option and the price for each share of Common Stock subject to the Option are required to be adjusted as provided in this Section 6, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Common Stock, other securities, cash, or property purchasable and held by you pursuant to the exercise of the Option or subject to the Option after giving effect to the adjustments. The Committee shall promptly give you such a notice.
          (d) Adjustments under this Section 6 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.
     7. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
     8. Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.
     9. No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.
     10. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.
     11. No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.
     12. Company Records. Records of the Company regarding your service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
     13. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is deposited, postage paid in the United States mail. A notice shall be effective when actually received by the appropriate Company representative, in writing and in conformance with this Agreement and the Plan.
     14. Waiver of Notice. Any person entitled to notice hereunder may, by written form, waive such notice.
     15. Information Confidential. As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or a financial institution to the extent that such information is necessary to obtain a loan.
     16. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
     17. Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
     18. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law.
     19. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
     20. No Assignment. You may not assign this Agreement or any of your rights under this Agreement without the Company’s prior written consent, and any purported or attempted assignment without such prior written consent shall be void.
     21. Arbitration. You and the Company agree, upon written request of either you or the Company, to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question (“Claims”), whether or not arising out of this Agreement or your employment (or its termination), whether arising in contract, tort or otherwise and whether provided by statute, equity or common law, that the Company may have against you or that you may have against the Company or its parents, subsidiaries or affiliates, and each of the foregoing entities’ respective officers, directors, employees or agents in their capacity as such or otherwise, if such Claim is not resolved by the mutual written agreement between you and the Company, or otherwise, within 30 days after notice of the dispute is first given. Claims covered by this Section 21 include without limitation claims by you for breach of this Agreement, wrongful termination, discrimination (based on age, race, sex, disability, national origin, sexual orientation, religion or any other factor), harassment and retaliation. Any arbitration shall be conducted in accordance with the Federal Arbitration Act (“FAA”) and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) or such other rules of the AAA as are applicable to the claims asserted. If a party refuses to honor its obligations under this Section 21, the other party may compel arbitration in either federal or state court. The arbitrators shall apply the substantive law of Delaware (excluding choice-of-law principles that might call for the application of some other jurisdiction’s law) or federal law, or both as applicable to the claims asserted. The arbitrators shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or enforceability or formation of this Agreement (including this Section 21), including any claim that all or part of the Agreement is void or voidable and any claim that an issue is not subject to arbitration. The results of arbitration will be binding and conclusive on the parties hereto. Any arbitrators’ award or finding or any judgment or verdict thereon will be final and unappealable. All parties agree that venue for arbitration will be in Dallas, Texas, and that any arbitration commenced in any other venue will be transferred to Dallas, Texas, upon the written request of any party to this Agreement. In the event that an arbitration is actually conducted pursuant to this Section 21, the party in whose favor the arbitrator renders the award shall be entitled to have and recover from the other party all costs and expenses incurred, including reasonable attorneys’ fees, reasonable costs and other reasonable expenses pertaining to the arbitration and the enforcement thereof and such attorneys fees, costs and other expenses shall become a part of any award, judgment or verdict. Any and all of the arbitrators’ orders, decisions and awards may be enforceable in, and judgment upon any award rendered by the arbitrators may be confirmed and entered by any federal or state court having jurisdiction. All arbitrations will have three individuals acting as arbitrators: one arbitrator will be selected by you, one arbitrator will be selected by the Company, and the two arbitrators so selected will select a third arbitrator; provided that (a) you or the Company shall use reasonably diligent efforts to select its respective arbitrator within 60 days after a matter is submitted to arbitration and (b) the parties (including arbitrators) shall not be limited to selecting arbitrators from only the AAA’s lists of arbitrators. Any arbitrator selected by a party will not be affiliated, associated or related to the party selecting that arbitrator in any matter whatsoever. The arbitration hearing shall be conducted within 60 days after the selection of the arbitrators. All privileges under state and federal law, including attorney-client, work product and party communication privileges, shall be preserved and protected. The decision of the majority of the arbitrators will be binding on all parties. Arbitrations will be conducted in a manner so that the final decision of the arbitrators will be made and provided to you and the Company no later than 120 days after a matter is submitted to arbitration. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrators, shall be kept confidential by all parties. YOU ACKNOWLEDGE THAT BY SIGNING THIS AGREEMENT, YOU ARE WAIVING ANY RIGHT THAT YOU MAY HAVE TO A JURY TRIAL OR A COURT TRIAL, OF ANY EMPLOYMENT-RELATED CLAIM ALLEGED BY YOU.
     22. Miscellaneous.
          (a) This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.
          (b) The Option may be amended by the Board of the Company or by the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i) or provided in the Plan, with your consent. The foregoing notwithstanding, the Committee may, in its sole discretion, cancel the Option at any time prior to your exercise of the Option if, in the opinion of the Committee, you engage in activities contrary to the interests of the Company.
          (c) For purposes of this Agreement “Cause” shall have the meaning set forth in that certain Employment, dated as of October 11, 2005, by and between the Company and Employee.
          (d) The portion, and only such portion, of this Option, if any, which is attributable to Option Shares which become purchasable during a calendar year, together with the portion of any other option attributable to any shares which become purchasable, pursuant to any other plan maintained by the Company pursuant to section 422 of the Code, during such calendar year, shall constitute an Option or option which shall be reclassified as an Option or option which is not an incentive stock option pursuant to section 422 of the Code (herein referred to as “Nonstatutory Options”) if the Fair Market Value of such Option Shares, as of the Grant Date, or such other shares, as of the date of grant, together exceeds $100,000.

Please indicate your acceptance of all the terms and conditions of the award and the Plan by signing and returning a copy of this Agreement.

ODYSSEY HEALTHCARE, INC.

By:	/s/ Richard R. Burnham

Name:	Richard R. Burnham

Title:	Chairman of the Board

ACCEPTED:

/s/ Robert A. Lefton Signature of Optionee

Robert A. Lefton Name of Optionee (Please Print)

Date: October 11, 2005

EXHIBIT A
ODYSSEY HEALTHCARE, INC.
2001 EQUITY-BASED COMPENSATION PLAN
Notice of Exercise of Option and
Record of Common Stock Transfer
PLEASE PRINT:

1.	TODAY’S DATE:
2.	OPTION HOLDER:
NAME: MAILING ADDRESS: SOCIAL SECURITY NUMBER:
TO: Attention:
Re: Notice of Exercise of Option for Odyssey HealthCare, Inc. (the “Company”) Common Stock par value $.001 per share (“Common Stock”) pursuant to the Odyssey Healthcare, Inc. 2001 Equity-Based Compensation Plan (the “Plan”)
I hereby exercise my option to acquire                     shares of Common Stock, at my exercise price per share of $                                        . Enclosed is the original of my Stock Option Agreement evidencing my Option hereby exercised. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.
Select and complete the appropriate payment provision from the following alternatives.

1.	My personal check in the amount of $ (the exercise price per share times the number of option shares exercised) as payment in full of the total exercise price has been attached hereto.

2.	I desire to pay the exercise price in full with shares of Common Stock that I currently own. Certificates representing shares of Common Stock of the Company, duly endorsed for transfer to the Company have been attached.

3.	I desire to pay part of the exercise price with shares of Common Stock that I currently own. My personal check for $ and certificates representing shares of Common Stock, duly endorsed for transfer to the Company have been attached hereto.

4.	I desire to effectuate a net option exercise. I hereby direct to the Company to exercise my Option for shares of Common Stock and direct the Company to retain any shares resulting from such exercise as are necessary to satisfy my obligation to

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pay the required Exercise Price multiplied by the number of shares for which I am exercising the Option.
I understand that any election pursuant to Items 2-4 above is subject to approval by the Committee administering the Plan.
I hereby represent that I have previously received a Stock Option Agreement and a copy of the Plan from the Company and that I understand the terms and restrictions described herein and therein and agree to be bound by the terms of each such document.

(Signature)

Receipt of Notice Acknowledged:

Date:

Receipt of Payment in Full Acknowledged:

Date:

Receipt of Committee Approval if Election under Items 2-4.

Date:
NOTE: If exercising the stock option represented by the enclosed Stock Option Agreement to purchase less than all of the shares to which the option relates, the original agreement will be returned with an appropriate notation evidencing the shares for which the Option has been exercised.

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RECEIPT
     Receipt is hereby acknowledged of the delivery to me by Odyssey HealthCare, Inc., on the                     day of                                         , 200___of Common Stock Certificates for                    shares of Common Stock purchased by me pursuant to the terms and conditions of the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan referred to above, which shares were transferred to me on the Company’s stock record books on the                      day of                     , 200___.

(Signature)

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